Exhibit 99.1

May 14, 2012

Cornerstone OnDemand, Inc. Announces First Quarter 2012 Financial Results

•	Record quarterly revenue of $24.0 million, up 52% year-over-year

•	Record quarterly gross profit of $17.2 million, up 54% year-over-year

•	Record Q1 Bookings [1] of $24.0 million, up 67% year-over-year

•	Quarterly gross margin of 71%, consistent year-over-year, and Non-GAAP gross margin[1] of 74%, up 230 basis points year-over-year

•	Ended the quarter with over 891 clients and approximately 8.2 million users

SANTA MONICA, Calif.—(BUSINESS WIRE)—Learning and talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its quarter ended March 31, 2012.

Revenue for the first quarter of 2012 was $24.0 million, representing a 52% increase compared to the same period in 2011.

Bookings1, which the company defines as revenue plus the change in deferred revenue, were $24.0 million for the first quarter of 2012, representing a 67% increase compared to the first quarter of 2011. Deferred revenue at March 31, 2012 was $55.8 million, which was 72% higher than the balance at March 31, 2011.

“We are extremely pleased with our first quarter and our continued innovation with the launch of our Recruiting Cloud and Volunteer Management System,” said Adam Miller, President and CEO of Cornerstone. “We continue to acquire marquee accounts and grow existing accounts. As our bookings demonstrate, the momentum of our business has not slowed down. The expansion of our products and services, as well as the growth of our global sales teams and our acquisition of Sonar6, has allowed us to grow our total addressable market with new and existing clients alike.”

Gross profit for the first quarter of 2012 was $17.2 million, representing a 54% year-over-year improvement compared to the same period in 2011. Gross margin for the first quarter of 2012 was 71.5% compared to 70.9% in the same period in 2011. Non-GAAP gross margin1 for the first quarter of 2012 was 73.5% compared to 71.2% in the same period of 2011.

In accordance with Generally Accepted Accounting Principles, or on a “GAAP” basis, Cornerstone’s net loss for the first quarter of 2012 was $8.1 million, or $(0.16) per share, compared to a net loss of $47.6 million, or $(3.65) per share, for the first quarter of 2011.

Non-GAAP net loss1 for the first quarter of 2012 was $4.9 million, or $(0.10) per share, compared to non-GAAP net loss1 of $3.7 million, or $(0.26) per share, for the same period in 2011.

During the first quarter of 2012, net cash provided by operating activities was $3.0 million and non-GAAP net cash provided by operating activities1 was $3.2 million.

At March 31, 2012, Cornerstone’s total cash and cash equivalents were $87.2 million and accounts receivable were $25.1 million.

Cornerstone ended the quarter with 891 clients and approximately 8.2 million users, representing 59% and 57% year-over-year growth and 11% and 9% when compared to the prior quarter, of Cornerstone’s client base and users, respectively.

Quarterly Conference Call

Cornerstone OnDemand will host a conference call to discuss its first quarter 2012 results at 2:00 p.m. PT (5:00 p.m. ES) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (888) 357-3694 (U.S.) or (973) 890-8276 (outside the U.S.) and referencing passcode: 80975882. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 12:00 a.m. PT on May 18, 2012 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 80975882.

About Cornerstone OnDemand

Cornerstone OnDemand is a leading global provider of a comprehensive learning and talent management solution. We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our

[1]	Bookings, non-GAAP net cash provided by (used in) operating activities, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP gross margin are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

integrated software-as-a-service (SaaS) solution consists of the Cornerstone Recruiting Cloud, the Cornerstone Performance Cloud, the Cornerstone Learning Cloud and the Cornerstone Extended Enterprise Cloud. Our clients use our solution to source and recruit top talent, develop employees throughout their careers, engage all employees effectively, improve business execution, cultivate future leaders, and integrate with their external networks of customers, vendors and distributors. We currently empower approximately 8.2 million users across 180 countries and in 32 languages. www.csod.com

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-K filed with the SEC on March 6, 2012.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) bookings, which is defined as revenue plus the change in deferred revenue, (ii) non-GAAP net cash provided by operating activities, which excludes acquisition and acquisition related costs and employer related taxes from stock-based compensation, (iii) non-GAAP net loss and non-GAAP net loss per share, which exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, acquisition costs, amortization of debt discount and issuance costs, early debt retirement expense, change in the fair value of preferred stock warrant liabilities, and accretion related to preferred stock, and (iv) non-GAAP gross margin, which excludes common stock warrant charges and stock-based compensation in cost of revenue.

Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financials used by companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$87,186	$85,409
Accounts receivable, net	25,096	34,110
Deferred commissions	3,895	3,537
Prepaid expenses and other current assets, net	4,015	3,789

Total current assets	120,192	126,845
Capitalized software development, net	4,760	4,106
Property and equipment, net	4,182	3,663
Other assets, net	1,541	748

Total Assets	$130,675	$135,362

Liabilities, Convertible Preferred Stock and Stockholders’ Equity Liabilities:
Accounts payable	$5,357	$3,834
Accrued expenses	5,631	8,039
Deferred revenue, current portion	53,003	52,338
Capital lease obligations, current portion	1,701	1,617
Short term debt	456	265
Other liabilities	752	996

Total current liabilities	66,900	67,089
Other liabilities, non-current	1,145	806
Deferred revenue, net of current portion	2,834	3,542
Capital lease obligation, net of current portion	1,447	1,056
Long-term debt, net of current portion	957	409

Total liabilities	73,283	72,902
Stockholders’ Equity
Common stock	5	5
Additional paid-in capital	230,110	226,916
Accumulated deficit	(172,757)	(164,651)
Accumulated other comprehensive income (loss)	34	190

Total stockholders’ equity	57,392	62,460

Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity	$130,675	$135,362

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$24,002	$15,747
Cost of revenue[1]	6,844	4,579

Gross profit	17,158	11,168
Operating expenses:
Sales and marketing[1]	16,237	9,845
Research and development[1]	3,093	2,322
General and administrative[1]	5,954	3,553

Total operating expenses	25,284	15,720

Loss from operations	(8,126)	(4,552)
Other income (expense):
Interest expense	(143)	(684)
Change in fair value of preferred stock warrant liabilities	—	(42,559)
Other, net	239	236

Other income (expense), net	96	(43,007)

Loss before provision for income taxes	(8,030)	(47,559)
Provision for income taxes	(82)	(34)

Net loss	(8,112)	(47,593)
Accretion of redeemable preferred stock	—	(5,208)

Net loss attributable to common stockholders	$(8,112)	$(52,801)

Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(3.65)

Weighted-average common shares outstanding, basic and diluted	49,384	14,453

[1]	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended March 31,
	2012	2011
Cost of revenue	$491	$46
Sales and marketing	515	212
Research and development	153	114
General and administrative	1,389	433

Total	$2,548	$805

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(8,112)	$(47,593)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,161	823
Non-cash interest expense	68	387
Change in fair value of preferred stock warrant liabilities	—	42,559
Unrealized foreign exchange gain	(201)	—
Stock-based compensation expense	2,499	805
Non-cash charitable contribution of common stock	—	193
Changes in operating assets and liabilities:
Accounts receivable	9,225	5,744
Deferred commissions	(279)	(305)
Prepaid expenses and other assets	(269)	(1,077)
Accounts payable	1,426	1,474
Accrued expenses	(2,301)	(10)
Deferred revenue	(362)	(1,415)
Other liabilities	174	(194)

Net cash provided by operating activities	3,029	1,391

Cash flows from investing activities:
Purchases of property and equipment	(46)	(64)
Capitalized software costs	(1,264)	(663)

Net cash used in investing activities	(1,310)	(727)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	90,539
Proceeds from issuance of preferred stock upon warrant exercises	—	3,163
Proceeds from common stock warrant exercises	—	159
Payments of initial public offering costs	—	(1,256)
Repayment of debt	(210)	(9,072)
Principal payments under capital lease and financing obligations	(449)	(398)
Proceeds from stock option exercises	594	179

Net cash provided by (used in) financing activities	(65)	83,314

Effect of exchange rate changes on cash and cash equivalents	123	—

Net increase in cash and cash equivalents	1,777	83,978
Cash and cash equivalents at beginning of period	85,409	7,067

Cash and cash equivalents at end of period	$87,186	$91,045

Supplemental cash flow information
Cash paid for interest	$75	$325

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS AND NON-GAAP NET LOSS PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Net loss [1]	$(8,112)	$(47,593)
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	2,548	805
Acquisition costs	568	—
Amortization of debt discount and issuance costs	68	453
Early debt retirement expense	—	54
Change in fair value of preferred stock warrant liabilities	—	42,559

Total adjustments to net loss	3,184	43,871

Non-GAAP net loss	$(4,928)	$(3,722)

Weighted-average common shares outstanding, basic and diluted [2]	49,384	14,453

Non-GAAP net loss per share	$(0.10)	$(0.26)

[1]	Net loss excludes the accretion of redeemable preferred stock of $0 million and $5.2 million for the three months ended March 31, 2012 and 2011, respectively.
[2]

The weighted-average common shares for the three months ended March 31, 2011 reflect the actual conversion of our preferred stock to common stock upon our initial public offering and the issuance of shares in the initial public offering in March 2011.

Cornerstone OnDemand, Inc.

CALCULATION OF BOOKINGS (DEFINED AS REVENUE PLUS CHANGE IN DEFERRED REVENUE)

(dollars in thousands)

(unaudited)

	Deferred Revenue Balance	Three Months Ended March 31, 2012
Revenue		$24,002
Deferred revenue at December 31, 2011	$55,880
Deferred revenue at March 31, 2012	55,837

Change in deferred revenue	(43)	(43)

Bookings		$23,959

	Deferred Revenue Balance	Three Months Ended March 31, 2011
Revenue		$15,747
Deferred revenue at December 31, 2010	$33,818
Deferred revenue at March 31, 2011	32,403

Change in deferred revenue	(1,415)	(1,415)

Bookings		$14,332

Percentage period-over-period increase in bookings for the three months ended March 31, 2012		67%

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Net cash provided by operating activities	$3,029	$1,391
Acquisition and acquisition related costs	103	—
Employer related taxes from stock-based compensation	49	—

Non-GAAP net cash provided by operating activities	$3,181	$1,391

Net cash used in investing activities	$(1,310)	$(727)
Net cash (used in) provided by financing activities	$(65)	$83,314

Cornerstone OnDemand, Inc.

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$24,002	$15,747
Cost of revenue	6,844	4,579

Gross profit	$17,158	$11,168

Gross margin	71%	71%
Reconciliation between gross margin and non-GAAP gross margin
Adjustments
Stock-based compensation in cost of revenue	$491	$46

Total adjustments	491	46

Non-GAAP gross profit	$17,649	$11,214

Non-GAAP gross margin	74%	71%

Investor Relations Contact:

Carolyn Bass, +1 (415) 445-3232

ir@csod.com

or

Press Contact:

Cornerstone OnDemand, Inc.

Michelle Haworth, +1 (310) 752-0178

mhaworth@csod.com

Source: Cornerstone OnDemand